EXHIBIT 10.11

                            IXplus LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("Agreement"), dated as of April 23, 1991, (the "Effective Date"), is by and between ELECTRONIC DATA SYSTEMS CORPORATION, a Texas corporation ("EDS") and MATRIX Telecom, a Texas general partnership ("Licensee").

     WHEREAS, Licensee desires to use certain software proprietary to EDS; and

     WHEREAS, EDS is willing to license such software to Licensee upon the terms and conditions set forth herein.

     NOW, THEREFORE, EDS and Licensee hereby agree as follows:

                             ARTICLE I - GRANT

1.1 Grant of License to the Licensed Program. Subject to the terms and conditions set forth in this Agreement, EDS grants to Licensee, a non-exclusive, non-transferable license:

     (a) to use (as provided in this Article I) on the equipment designated by type, model and serial number on Schedule
          1.1 hereto (the "Designated Equipment") and at the location designated on Schedule 1.1 hereto (the "Designated Location") one copy, in object code form, of EDS' proprietary computer software program known as the IXplus software, which software program is more specifically described on Schedule 1.1 (such program, including all new releases and modifications made thereto which are provided to Licensee pursuant to this Agreement, is referred to herein as the "Licensed Program"); and

     (b) to use (as provided in this Article I) one copy of the documentation relating to the Licensed Program, including a user's guide and examples of menu screens and reports, setting forth specifications for the Licensed Program provided to Licensee by EDS (the "Documentation").

1.2 Delivery. EDS shall deliver to Licensee the Licensed Program [as modified pursuant to Section 3.1(a)] and the Documentation at the Designated Location on or before the Delivery Date. For the purposes of this Agreement, the Delivery Date shall be the fifth working day after the date on which the later of the following occurs: (a) the testing of the modifications to the Licensed Program made pursuant to Section 3.1(a) is completed, or (b) the improvements to the Designated Location required in order to adequately accommodate the Designated Equipment are completed.

1.3 Ownership. For purposes of Section 117 of the Copyright Act of 1976, as amended, and for all other purposes, EDS shall be considered the owner of the Licensed Program and Documentation and all modifications made thereto, any copies thereof, and of all copyright, trade secret, patent and other intellectual or industrial property rights contained or evidenced therein. Physical copies of the Licensed Program (in diskette, tape or other form provided by EDS) and Documentation shall remain the property of EDS and such




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     copies  shall be deemed to be on loan to Licensee  during the License  Term
     (defined in Section 2.1 below).

1.4 Restrictions on Use.

     (a) Data. The Licensed Program and Documentation shall be utilized only to process Licensee's data and shall be operated only by Licensee's employees.

     (b) Designated Equipment and Location. Further, the Licensed Program shall be operated only on the Designated Equipment and at the Designated Location, unless Licensee obtains EDS' prior written approval of a change in the Designated Equipment (including a change in any one or more of the following: the manufacturer, description, model number or serial number of the Designated Equipment) or the Designated Location, which approval shall not be unreasonably withheld. EDS' approval regarding a change in the Designated Equipment which increases the processing capacity of the Designated Equipment or which involves the replacement of the Designated Equipment with different equipment which has greater processing capacity than the Designated Equipment shall be subject to payment by Licensee of the fees described in Section 5.3. Any EDS-approved change in the Designated Equipment or the Designated Location shall be documented by amending Schedule 1.1 to reflect such change.

     (c) Temporary Backup. Licensee shall have the limited right without obtaining EDS' prior written approval, in the event that the Designated Equipment is inoperative due to
          (i) malfunction or (ii) engineering changes or similar occurrences, to temporarily use the Licensed Program on backup equipment until the Designated Equipment is restored to operative status. In such case, the backup equipment shall, for all purposes hereunder, be deemed to be the Designated Equipment. In no event shall Licensee's right to temporarily use the Licensed Program on backup equipment continue for a period exceeding thirty (30) days, unless Licensee obtains EDS' prior written approval, which approval shall not be unreasonably withheld.

1.5  Confidentiality.

     (a) Non-disclosure. The Licensed Program and Documentation will be disclosed by EDS to Licensee in confidence, and Licensee shall not cause or permit disclosure, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise), sublicensing or other dissemination of the Licensed Program or Documentation, in whole or in part, to any third party without the prior written consent of EDS. Licensee shall limit use of and access to the Licensed Program to such of Licensee's employees as are directly involved in the utilization of the Licensed Program and who are bound to comply, with the confidentiality obligations set forth in this Agreement.

     (b) Copying or Modifying. Licensee shall not reverse assemble, reverse compile or otherwise copy, reproduce, recreate or modify the Licensed Program. Licensee may




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          make one copy of the  Licensed  Program  to be used as a backup  which will be placed in archival storage. Licensee shall not copy or reproduce the Licensed Program or Documentation except as expressly provided for in this Agreement. Licensee may copy or reproduce the Documentation for distribution only to those employees of Licensee who are directly involved in the use of the Licensed Program and who are bound to comply with the confidentiality obligations set forth in this Agreement.

     (c) Safeguards. Licensee shall exercise reasonable precautions, no less vigorous than those Licensee uses to protect its own confidential information, to safeguard the Licensed Program and Documentation and to ensure that no unauthorized persons have access to the Licensed Program and Documentation, and to ensure that no persons authorized to have such access shall take any action which would be in violation of Sections 1.4 or 1.5 of this Agreement if taken by Licensee. Licensee shall promptly report to EDS any actual or suspected violation of Sections 1.4 or 1.5 and Licensee shall, at its expense, take such further steps as may reasonably be requested by EDS to prevent or remedy any such violation and shall reimburse EDS for all reasonable expenses EDS incurs related to the remedy of such violation.

1.6  Licensee's Responsibilities.

     Licensee accepts responsibility, financial and otherwise, for (i) the selection of the Licensed Program to achieve the desired result, (ii) the acquisition of a license from CCMI/McGraw Hill for the Q-TEL 9000 software and installation of such software prior to the Delivery Date and, thereafter, for maintaining the license for such software during the License Term (as defined in Section 2.1), (iii) the installation of the Licensed Program [with assistance from EDS as provided pursuant to Section 3.1(b)], (iv) the use of the Licensed Program, and (v) the results obtained from the Licensed Program.

1.7 Copyright. Licensee shall not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the Licensed Program and Documentation. Licensee shall include on all copies of the Licensed Program or the Documentation which it may have in its possession, or create, whatever type of designation EDS may reasonably require to indicate that such material is the proprietary property of EDS or another party.

1.8 Verification. At least twice each year during the License Term (as defined in Section 2.1), Licensee shall permit EDS access to Licensee's premises, computer systems and records related to this Agreement and the use of the Licensed Program and Documentation so that EDS may conduct, at EDS' expense, an investigation to determine Licensee's compliance with the terms of this Agreement. EDS shall notify Licensee at least 10 days prior to the date EDS desires such access, and Licensee shall provide such access during Licensee's normal business hours on the date indicated in the notice.

1.9 Injunctive Relief. Licensee acknowledges and agrees that the Licensed Program and the Documentation are the valuable property and trade secrets of EDS or other parties, that any




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     violation  by  Licensee of the  provisions  of Article I would cause EDS or such other parties irreparable injury for which they would have no adequate remedy at law, and that, in addition to any other remedies which EDS may have, it shall be entitled to preliminary and other injunctive relief against any such violation.

1.10 Survival. Notwithstanding anything to the contrary herein, the restrictions set forth in this Article I shall survive any termination of the License Term, the Maintenance Service Term (as defined in Section 2.2) and any Extension Period (as defined in Section 2.2) until the provisions of
     Section 7.4 of this Agreement have been fully complied with or have been waived in writing by EDS.

                         ARTICLE II - TERM

2.1 Term of License. The term of the license granted under this Agreement pursuant to Section 1.1 shall commence on the Delivery Date and shall continue in perpetuity, unless terminated pursuant to Article VII of this Agreement (the "License Term").

2.2 Term of Maintenance Service. The term during which the maintenance services described at Section 3.3 of this
     Agreement shall be provided shall consist of two phases:   the
     Free Maintenance Service Period and the Maintenance Service Term, unless earlier terminated pursuant to Article VII of this Agreement. The Free Maintenance Service Period shall commence on the Installation Date [as defined in Section 3.1(b)] and shall continue for six months after the Installation Date. The Maintenance Service Term shall commence on the first day of the seventh month after the Installation Date (the first "Maintenance Service Fee Date") and shall end on the fifth anniversary of the Maintenance Service Fee Date; provided, however, the Maintenance Service Term shall be automatically extended for additional one year periods (each such one-year period is referred to herein as an "Extension Period") unless either EDS or Licensee shall have given written notice of its desire to not extend the Maintenance Service Term at least thirty (30) days prior to the end of the Maintenance Service Term or prior to the end of any Extension Period.


     ARTICLE III - CUSTOMIZATION, INSTALLATION, TRAINING AND
     MAINTENANCE

3.1  Customization and Installation Assistance.

     (a) Customization. EDS and Licensee shall jointly develop and implement a plan ("Customization Plan") to modify the Licensed Program in accordance with those requirements of Licensee which are agreed upon by EDS. The Customization Plan shall identify the tasks required to be performed by each party in connection with the definition and analysis of Licensee's requirements and the design, construction and testing of the modifications to the Licensed Program. To perform those tasks anticipated to be assigned to EDS in the Customization Plan, the parties estimate that the effort required will be 6 Person-Months (as defined in Section 5.4); notwithstanding the foregoing, the parties acknowledge and agree that such estimate was determined




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          for planning purposes only and shall not be binding on
          either party.

     (b) Installation. Commencing on the Delivery Date and continuing until the Installation Date (as defined herein) , EDS shall provide to Licensee up to the number of hours of installation assistance set forth on Schedule
          3. 1; provided, however, EDS shall be relieved of its obligation to provide installation assistance until and unless Licensee has fulfilled its obligation to acquire and install the Q-TEL 9000 software pursuant to Section 1.6(ii). For the purposes of this Agreement, the "Installation Date" shall be the earlier of (i) the date on which the first bills of Licensee are produced for delivery or mailing using the Licensed Program (bills produced for testing purposes only would not be considered to be produced for delivery or mailing), or
          (ii) the date on which the last hour of the amount of installation assistance set forth on Schedule 3.1 is expended. If Licensee requests that EDS provide installation assistance in addition to the amount of installation assistance set forth on Schedule 3.1, such assistance would be provided as an Additional Service pursuant to Section 3.4.

3.2 Training. EDS shall provide to Licensee up to the number of hours of training set forth on Schedule 3.1 regarding the use and operation of the Licensed Program. If Licensee requests that EDS provide additional training, such training would be provided as an Additional Service pursuant to Section 3.4.

3.3  Maintenance.

     (a)  Maintenance Service.

          (i) During the Maintenance Service Term and any Extension Period, EDS will use all reasonable efforts to repair or replace the then current release of the Licensed Program if it is not performing substantially in accordance with the Documentation, upon receiving written notice of the nonperformance from Licensee in accordance with
               Section 3.3(b). The methods and techniques for resolving nonperformance will be at the sole discretion of EDS. If the Designated Equipment can be accessed remotely through dial-up capability or otherwise, Licensee shall make such remote access capability available to EDS for use in performing maintenance services.

         (ii) If after reasonable efforts to repair or replace the Licensed Program which is not performing substantially in accordance with the Documentation, EDS is unable to make such repairs or replacement, Licensee's sole remedy shall be the refund of an amount not to exceed the actual payments received by EDS from Licensee pursuant to this Agreement.

        (iii) EDS shall have no obligation to repair or replace the Licensed Program if the nonperformance is found by EDS to have been caused or contributed to by computer equipment malfunction, Licensee's negligence or fault, Licensee's failure to follow




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               instructions  as set  forth  in the  Documentation,  improper  or unauthorized use of the Licensed Program,  unauthorized  hardware
               changes,   changes  in  any   software   not   provided  by  EDS,
               modifications made by or on behalf of Licensee, or any other cause beyond the control of EDS. However, if requested by Licensee, EDS will provide Licensee with assistance in resolving any nonperformance resulting from such causes as an Additional Service pursuant to Section 3.4.

     (b) Notice. To obtain the maintenance services described in Section 3.3(a), Licensee must provide EDS with the following during the Maintenance Service Term and any Extension Period: (i) written notice to the maintenance service address set forth on Schedule 9.3 of the operating problem which includes the information described in this Section 3.3(b) or notice by telephone to the maintenance service telephone number set forth on
          Schedule 9.3 of the information described in this Section 3.3(b) which information is documented in a written notice delivered to the maintenance service address by facsimile transmission or overnight mail within 24 hours after the telephone notice was given, (ii) a detailed description of the failure to perform substantially in accordance with the Documentation, (iii) a detailed description of the operating conditions, including the specific hardware/software configuration, under which such failure to perform occurred, and (iv) a representative sample of inputs and outputs for replicating and analyzing such failure to perform.

     (c) New Releases. From time to time, EDS may make updates, improvements or changes to the Licensed Program in separate releases to the Licensed Program which are designed to enhance operating performance without changing the basic functions of the Licensed Program. During the Maintenance Service Term and any Extension Period and in consideration of the Maintenance Service Fee, EDS will make all new releases available to Licensee which are generally made available to EDS 1, other licensees of the Licensed Program and will provide revisions to the Documentation necessary to reflect the updates, improvements or changes included in such new releases. EDS may discontinue maintenance services as described in Section 3.3(a) for a prior release of the Licensed Program replaced by a new release one hundred eighty (180) days after the date such new release is first made available. EDS will provide to Licensee maintenance services as described in Section 3.3(a) for prior releases of the Licensed Program which Licensee elects to continue to use as an Additional Service pursuant to Section 3.4, so long as Licensee continues to pay for and receive maintenance services for the most current release of the Licensed Program in anticipation of eventually using the most current release.

     (d) Requested Changes. Any changes to the Licensed Program or Documentation requested by Licensee which EDS, in its sole discretion, has not or does not intend to make part of a new release would be provided as an Additional Service pursuant to Section 3.4.-3.4 Additional Services. Licensee may from time to time request that EDS provide




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          support  or  services  which  are  beyond  the  scope or amount of the support or services provided pursuant to this Agreement ("Additional Services"). Any requested Additional Services will be provided by EDS to Licensee on such terms as are mutually agreed upon by Licensee and EDS and documented in writing, including without limitation the description of the Additional Services to be provided, the price to be paid, and any other appropriate terms and conditions.


                        ARTICLE IV - WARRANTY

4.1 Rights in Licensed Program. EDS hereby represents and warrants that from the Effective Date until the expiration of the License Term it has all rights, title, ownership interest and/or marketing rights necessary to grant the rights and license to Licensee set forth herein.

4.2 Nonperformance of Licensed Program. EDS further warrants that on the Delivery Date the Licensed Program shall be capable of performing substantially in accordance with the Documentation. EDS shall resolve any failure of the Licensed Program to perform substantially in accordance with the Documentation pursuant to the terms and conditions of Section 3.3.

4.3 Limitation on warranty. EDS does not warrant that the functions contained in the Licensed Program will meet Licensee's requirements or that the operation of the Licensed Program will be uninterrupted or error free. Further, EDS shall have no responsibility with respect to Licensee's data files. The remedies of Licensee set forth in Sections 3.3(a) and in Section 8.1 shall be exclusive and EDS' liability for all matters relating to the warranties set forth in this
     Article IV shall be limited as provided in Sections 3.3(a),
     8.1 and 8.2.

4.4 No Other Warranties. THE WARRANTIES CONTAINED IN THIS ARTICLE IV ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY EDS. EDS MAKES AND LICENSEE RECEIVES NO OTHER WARRANTY EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF EDS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE LICENSED PROGRAM.


                  ARTICLE V - PAYMENTS TO EDS

5.1 License Fee. Licensee shall pay to EDS for the grant of the license pursuant to Section 1.1 hereunder a license fee in the amount indicated on
     Schedule 5.1 ("License Feel') payable as follows:

     (a) Licensee shall pay to EDS one-half of the License Fee on the Delivery Date, and

     (b) Licensee shall pay to EDS one-half of the License Fee on the Installation Date.

5.2  Maintenance Service Fee.





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     (a)  Amount of Fee.  For each year during the Maintenance
          Service Term and any Extension Period, Licensee shall pay to EDS for the maintenance services provided pursuant to
          Section 3.3 the applicable annual maintenance service fee ("Maintenance Service Fee") at the time for payment indicated in Section 5.2(b). The applicable Maintenance Service Fee shall be determined in accordance with the following procedures:

          (i) Fee for First Year. Subject to Section 5.3(b) the Maintenance Service Fee applicable for the first year of the Maintenance Service Term is indicated on Schedule 5.1.

          (ii) Fee for Subsequent Years. Subject to Section 5.3(b), the Maintenance Service Fee applicable for the remaining years of the Maintenance Service Term and any Extension Periods shall be the lesser of: (x) the amount of the Maintenance Service Fee indicated on EDS' License and Maintenance Service Fee Schedule in effect on the Maintenance Service Fee Date for the then current year for the Designated Equipment in use on such date, or (y) the sum of the amount of the Maintenance Service Fee indicated on EDS License and Maintenance Service Fee Schedule in effect on the Maintenance Service Fee Date for the prior year for the Designated Equipment in use on the Maintenance Service Fee Date for the then current year, plus 10% of such amount.

          The License and Maintenance Service Fee Schedule in effect on the Effective Date is attached to this Agreement as Schedule 5.2. The License and Maintenance Service Fee Schedule may be amended or replaced by a new schedule from time to time by EDS in its sole discretion, which new schedule shall be deemed to amend and replace the License and Maintenance Service Fee Schedule attached as Schedule
          5.2. The new schedule shall be provided to Licensee at least 45 days before the day the new rates are effective.

     (b) Payment of Fee. Licensee shall pay the first annual Maintenance Service Fee on the first Maintenance Service Fee Date, and subsequent annual Maintenance Service Fees shall be paid each year on the anniversary of the first Maintenance Service Fee Date (each such anniversary is also referred to herein as a "Maintenance Service Fee Date").

5.3  Upgrade in Designated Equipment.

     (a) Upgrade Fee. If during the License Term Licensee upgrades the Designated Equipment to increase its processing capacity or replaces the Designated Equipment with different equipment which has greater processing capacity than the Designated Equipment, Licensee shall pay to EDS on or before the upgrade or replacement of the Designated Equipment occurs an upgrade fee ("Upgrade Fee") in an amount equal to the difference resulting when the amount of the License Fee paid by Licensee is subtracted from the amount of the then current licensee fee applicable to the upgraded or replaced Designated




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          Equipment as indicated  on EDS'  License and  Maintenance  Service Fee
          Schedule then in effect. The following illustrates the calculation of the Upgrade Fee:

          Then Current License
          Fee Applicable to
          Upgraded or Replaced    -    Amount of     =    Upgrade
          Designated Equipment         License Fee        Fee
          Per Schedule 5.2             Paid

          As provided in Section  5.2, the License and  Maintenance  Service Fee
          Schedule in effect on the Effective Date is attached to this Agreement as Schedule 5.2, and may be amended from time to time by EDS in its sole discretion.

     (b) Change in Maintenance Service Fee. If the upgrade or replacement of the Designated Equipment occurs on or before the first Maintenance Service Fee Date, Licensee shall pay on such date the Maintenance Service Fee applicable for the upgraded or replaced Designated Equipment as indicated on EDS' License and Maintenance Service Fee Schedule in effect on the first Maintenance Service Fee Date. If the upgrade or replacement of the Designated Equipment occurs at any time after the first Maintenance Service Fee Date, Licensee shall pay on the next Maintenance Service Fee Date occurring on or after the upgrade or replacement of the Designated Equipment, the sum of (i) an amount equal to: the difference between the amount of the Maintenance Service Fee paid on the immediately previous maintenance Service Fee Date and the Maintenance Service Fee applicable for the upgraded or replaced Designated Equipment as indicated on EDS' License and Maintenance Service Fee Schedule in effect at the time the upgrade or replacement of the Designated Equipment occurs, multiplied by the number of months which would occur from the time the upgrade or replacement until the next Maintenance Service Fee Date, and divided by 12, as illustrated in the following formula:

                                                      Months from
Then Current Maintenance                              upgrade to
Service Fee Applicable      Maintenance Service       Maintenance
to Upgraded/Replaced    -   Fee Paid             X    Service Fee
Designated Equipment        Previously                Date
Per Schedule 5.2                                           12

     =    Change Amount

          plus (ii) the Maintenance Service Fee applicable for the upgraded or replaced Designated Equipment as determined in accordance with Sections 5.2(a)(i) and (ii). Subsequent Maintenance Service Fees shall be determined in accordance with Section 5.2(a)(ii).

5.4 Customization Charge. In addition to the other fees described in Article 5, Licensee shall pay to EDS a monthly charge ("Customization Charge") of $12,000 per Person-Month (as defined herein) for the services performed by EDS pursuant to
     Section 3.1(a). For the purposes of this Section 5.4, the term "Person-Month" shall mean one person provided for that number of working days which occur during the applicable month. The Customization Charge for any partial month shall




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     be prorated on a per them basis.

5.5 Out-of-Pocket Expenses. In addition to the other fees described in Article 5, Licensee shall pay, or reimburse EDS for, the reasonable out-of-pocket expenses incurred by EDS with the approval of Licensee, including but not limited to, the travel, meals and lodging expenses incurred by EDS personnel performing the installation assistance, training, maintenance service and any Additional Services described in this Agreement.

5.6 Time for Payment. Except as otherwise provided herein, any sum due EDS hereunder shall be due and payable within thirty days after receipt by Licensee of an invoice from EDS. Any sum due EDS hereunder that is not paid to EDS within thirty calendar days after its due date shall thereafter bear interest until paid at the lesser of (i) two percent per annum more than the prime rate established from time to time by Citibank N.A., New York, or (ii) the maximum rate of interest allowed by applicable law.

5.7 Taxes. There will be added to any charges hereunder, and Licensee shall pay to EDS, all taxes, assessments, duties, permits and fees, however designated or levied, which are based upon any charges under this Agreement, or upon this Agreement or the Licensed Program, services or materials provided hereunder, or their use, including without limitation state and local privilege or excise taxes based on gross revenue, sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, but excluding franchise taxes and taxes based on the net income of EDS.


                     ARTICLE VI - ARBITRATION

6.1 Arbitration. In the event that the parties are not able to resolve any dispute or controversy through informal discussions, the parties agree as follows:

     (a) Procedures. All disputes and controversies between the parties of every kind and nature, including but not limited to, those arising under or in connection with this Agreement, including the creation, validity interpretation, breach or termination of the License Term, Maintenance Service Term or any Extension Period, shall be submitted to arbitration using the following procedure:

          (i) Either party may demand arbitration in writing, stating the nature of the controversy and naming the arbitrator selected by it.

         (ii) Within thirty days after such demand, the other party shall name its arbitrator, and the two named arbitrators shall, within sixty days thereafter, select the third arbitrator to serve on the arbitration panel. The two arbitrators named by the parties may have prior relationships with the naming party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either party.

        (iii) The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration
               Association.

         (iv)  The arbitration shall be conducted in Dallas, Texas.

          (v) Each party shall bear its own arbitration costs and expenses; provided, however, the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than an equal allocation between the parties.

         (vi) The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The arbitrators shall reference the rules of evidence of the Federal Rules of Civil Procedure then in effect insetting the direction of such discovery.

        (vii) The award shall be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

     (b) Exclusive Remedy. Other than those matters involving injunctive relief as a remedy, or any action necessary to enforce the award of the arbitrators, the parties agree that the provisions of this Section 6.1 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy arising out of or in connection with this Agreement. The provisions of this Section 6.1 will survive termination of the License Term, the Maintenance Service Term and any Extension Period. Nothing in this Section prevents the parties from exercising their rights to terminate the License Term, the Maintenance Service Term or any Extension Period as specified in this Agreement.

     (c) Continued Performance. Unless EDS is bringing an action under this Section for nonpayment by Licensee, EDS shall continue to provide services, if applicable, under this Agreement during the arbitration proceedings and Licensee shall continue to make payments to EDS in accordance with this Agreement. Any disputed payments shall be paid into an interest-bearing escrow account, structured by agreement of the parties, or as ordered by the arbitrators if agreement can not be reached, for distribution in accordance with the arbitrators' award. If a disputed payment is paid into an escrow account on or before its due date, the interest accruing on the escrow account shall be paid to the party to whom the arbitrators award the disputed amount.


                   ARTICLE VII - TERMINATION

7.1 Termination for Cause. If either party hereto materially defaults in the performance of any of its obligations hereunder (other than a payment obligation) and if such default continues for more than thirty (30) days after written notice specifying the default is given to the defaulting party, then the other party may, by giving the defaulting party written notice thereof, terminate the License Term and/or the Maintenance Service Term or any Extension Period as of a date specified in such notice of termination.

7.2 Termination for Adverse Change in Business. If (i) Licensee ceases to carry on its business, (ii) a receiver or similar officer is appointed for Licensee, (iii) Licensee makes an assignment for the benefit of, or a composition with, its creditors, or another arrangement of similar import, or (iv) if proceedings under any bankruptcy or insolvency law are commenced by or against Licensee, then in such event EDS may, by giving Licensee written notice thereof, terminate the License Term and/or the Maintenance Service Term or any Extension Period as of a date specified in such notice of termination.

7.3  Termination for Nonpayment.

     (a) License Fees. In the event Licensee defaults in the payment when due of the License Fee or the Upgrade Fee due to EDS hereunder and does not cure such default within fifteen (15) days after being given written notice of such default, then EDS may, by giving written notice thereof to Licensee, terminate the License Term as of a date specified in such notice of termination.

     (b) Maintenance Service and Other Fees. In the event Licensee defaults in the payment when due of any Maintenance Service Fee or any other amount due to EDS hereunder and does not cure such default within fifteen
          (15) days after being given written notice of such default, then EDS may, by giving written notice thereof to Licensee, terminate the Maintenance Service Term or any Extension Period as of a date specified in such notice of termination.

7.4 Rights Upon Termination. Upon termination of the License Term for any reason, then, in addition to any other rights which either party may have, Licensee shall promptly return to EDS all copies of the Licensed Program and the Documentation in Licensee's possession and completely erase the Licensed Program and all elements thereof from the Designated Equipment and any other computer system of Licensee and upon EDS' request, shall execute and deliver to EDS a written certification that Licensee has complied with the provisions of this Section and no longer retains any material relating to the Licensed Program or the Documentation.


     ARTICLE VIII - INDEMNIFICATION, REMEDIES AND LIABILITY

8.1  Infringement Indemnity.

     (a) Defense of Claim. EDS will defend any action brought against Licensee to the extent that such action is based on a claim that the Licensed Program or Documentation used within the scope of the license granted herein, in whole or in part infringes (i) a copyright perfected under United States statute, (ii) a patent granted under

          United States law, or (iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret. EDS will bear the expense of such defense and pay any costs and damages which are finally awarded as a result of such claim, provided that Licensee notifies EDS promptly in writing of the claim and that Licensee allows EDS to fully direct the defense or settlement of such claim. EDS shall not be responsible for any settlement or compromise made without its consent.

     (b) Continued Right to Use. Should the Licensed Program or the Documentation become, or in EDS' opinion be likely to become, the subject of a claim of infringement of a copyright or patent, EDS will attempt to procure for Licensee the right to continue using the Licensed Program or Documentation, or replace or modify the Licensed Program or Documentation to make its use hereunder non-infringing. If with respect to the Licensed Program neither option is reasonably available in EDS' judgment,
          (i) Licensee shall return the Licensed Program and the Documentation to EDS, and (ii) the License Term, the Maintenance Service Term and any Extension Period and all of the rights granted hereunder shall terminate.

     (c) Infringement Caused by Licensee. EDS shall have no liability to Licensee under this Section 8.1 or under any other provision of this Agreement, if any claim of infringement is based upon the use of the Licensed Program or Documentation delivered hereunder in combination with equipment, devices or software not supplied by EDS, the use of the Licensed Program in an application or environment for which it was not designed or was not contemplated under this Agreement, or the modification of the Licensed Program by anyone other than EDS or its employees or agents. Further, Licensee shall indemnify and hold EDS harmless from any liability, loss, claim or damage to persons or property arising out of Licensee's possession, operation, use or modification of the Licensed Program or arising out of the fault or negligence of Licensee, its employees or agents, and shall indemnify EDS from any expense or cost incurred if any such claims are made.

     (d) Entire Obligation. This Section 8.1 states EDS' entire obligation to Licensee regarding infringement.

8.2 Remedies and Limit of Liability. For all claims relating to this Agreement, whether in contract or in tort, Licensee's exclusive remedy shall be (i) for a breach of any warranty, the correction of such breach at no charge to Licensee as described in Section 4.3, and (ii) for any other claim, including a claim of a failure to correct a breach of warranty, the recovery of Licensee's actual, direct damages up to, in the aggregate, an amount equal to the total amount of all fees paid to EDS by Licensee under this Agreement. This limitation will apply regardless of the form of action, whether in contract or in tort, including negligence. EDS shall have no liability for any punitive, indirect or consequential damages, including lost profits, lost income or lost savings, or for any claim against Licensee by any other party [except as provided in Section 8.1(a)]. Further, neither party may assert any cause of action against the other party which accrued more than two (2) years prior to the filing of a suit alleging such cause of action. The limitations described in this Section
     8.2 will not apply to the  payment  of costs  and  damages  referred  to in
     Section 8.1(a).

8.3 Acknowledgement. The parties acknowledge that each of the provisions of this Agreement including the fees for the license and services were based in part on the limitations contained in Section 8.2 and that each party fully understands and accepts the obligations and limitations described in this Agreement. The parties further acknowledge and agree that the obligations and limitations described in Section 8.2 shall survive the termination of the License Term, the Maintenance Service Term and any Extension Period.


                    ARTICLE IX - MISCELLANEOUS

9.1 Other Confidential Information. In addition to the provisions of Section 1.5, each party shall use the same means as it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (i) written information received from the other party which is marked or identified as confidential; and (ii) oral or visual information identified as confidential at the time of disclosure. The information described in the preceding sentence at (i) and (ii) shall be referred to in this Agreement as "Confidential Information". Each party shall use Confidential Information received from the other party only in connection with the purposes of this Agreement. The foregoing shall not prevent either party from disclosing Confidential Information which belongs to such party or is (i) already known by the recipient party without an obligation of confidentiality; (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party; (iii) rightfully received from a third party;
     (iv) independently developed by the recipient party without use of the other party's Confidential Information; (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information; (vi) approved by the other party for disclosure; or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. The provisions of this Section 9.1 will survive the expiration or termination of the Maintenance Service Term, or if extended, the last Extension Period, for a period of three years.

 9.2 Assignment. This Agreement shall be binding on the parties hereto and their successors and assigns, but Licensee may not assign this Agreement or the license granted pursuant to this Agreement without the prior written consent of EDS, which consent shall not be unreasonably withheld. The parties acknowledge and agree that the following includes, without limitation, circumstances in which it shall be reasonable for EDS to withhold its consent to the proposed assignment of this Agreement: the proposed assignment to a competitor of EDS or to an entity which is a higher credit risk than Licensee. Notwithstanding the foregoing, EDS will have the right to subcontract portions of the services to be performed by it pursuant hereto; provided, however, no such subcontract will relieve EDS of any of its obligations hereunder.

9.3 Notice. Wherever under this Agreement one party is required to give notice to the other, such notice shall be deemed given if actually delivered or on the third day after mailing, if mailed by United States mail, first-class, postage prepaid, and addressed as provided on Schedule 9.3. Either party may at any time change its address for notification purposes by mailing a notice stating the change and setting forth the new address.

9.4 Headings. The article and section headings and the table of contents used herein are for reference and convenience only and shall not enter into the interpretation hereof.

9.5 Relationship of Parties. EDS, in furnishing services to Licensee, is providing services only as an independent contractor. EDS does not undertake by this Agreement or otherwise to perform any obligation of Licensee, whether regulatory or contractual.

9.6 Force Majeure. Each party hereto shall be excused from performance hereunder (other than the performance of payment obligations) for any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control, including failures, fluctuations or non-availability of electrical power, heat, light, air conditioning or telecommunications equipment, and such nonperformance shall not be a default hereunder nor a ground for termination of the License Term, Maintenance Service Term or any Extension Period.

9.7 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void (other than a provision relating to a payment obligation) then both parties shall be relieved of all obligations arising under such provision, but if the remainder of this Agreement shall not be affected by such declaration or finding, then each provision not so affected shall be enforced to the extent permitted by law.

9.8 Attorneys' Fee. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

9.9 Media Releases. All media releases, public announcements and public disclosures by Licensee or its employees or agents relating to this Agreement or its subject matter, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution at Licensee or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Licensee, shall be coordinated with and approved by EDS in writing prior to the release thereof, which approval shall not be unreasonably withheld.

9.10 No Third Party Beneficiary. Nothing in this Agreement may be relied upon or shall benefit any party other than the parties hereto.

9.11 Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

9.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no understandings or agreements relative hereto which are not fully expressed herein and, except as provided herein, no change, waiver or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced.

9.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, OTHER THAN CHOICE OF LAW RULES, OF THE STATE OF TEXAS. IN WITNESS WHEREOF, EDS and Licensee have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

ELECTRONIC DATA SYSTEMS          MATRIX TELECOM
CORPORATION


By: /s/ BOB A. MCCLESKEY         By: /s/ DENNIS L. MIGA
--------------------------       -------------------------------
        Bob A. McCleskey                 Dennis L. Miga
        Regional Vice President          Managing Partner

             AMENDMENT NUMBER ONE TO IXplus LICENSE AGREEMENT
                                  BETWEEN
                    ELECTRONIC DATA SYSTEMS CORPORATION
                                    AND
                              MATRIX TELECOM


     THIS AMENDMENT NUMBER ONE, dated as of the 1st day of October, 1992, is between Electronic Data Systems Corporation ("EDS") and MATRIX Telecom ("Licensee"), and is an amendment of that certain IXplus License Agreement between EDS and Licensee dated as of April 23, 1991 (the "Agreement").

     For and in consideration of the mutual agreements of the parties herein contained and other good and sufficient consideration the receipt of which is hereby acknowledged, EDS and Licensee agree as follows:

1. Effective as of the date of the Agreement and at no additional cost to Licensee, Section 1.1(a) of the Agreement is amended to read in its entirety as follows:

     "to use (as provided in this Article I) on the equipment designated by type and model on Schedule 1.1 hereto (the "Designated Equipment") and at the location designated on Schedule 1.1 hereto (the "Designated Location") multiple copies, in object and source code form, of EDS' proprietary computer software program known as the IXplus software, which software program is more specifically described on Schedule 1.1 (such program, including all new releases and modification made thereto which are provided to Licensee pursuant to this Agreement is referred to herein as the "Licensed Program"); and"

2. Effective as of the date of this Amendment, Section 5.2 of the Agreement is amended to read in its entirety as follows:

     "Maintenance Service Fee. For each year during the Maintenance Service Term and any Extension Period, Licensee shall pay to EDS for the right to receive new releases to the Licensed Program pursuant to Section 3.3, a maintenance service fee ("Maintenance Service Fee") equal to the total aggregate number of billable messages processed by Licensee each month, multiplied by $.00075 per Billable Message. A "Billable Message" shall mean any group of data which represents the statistical nature of a single long distance telephone call for the purpose of billing and/or reporting such telephone calls on behalf of the company providing such long distance telephone service to its customers, and can be identified with a valid customer account, rated, taxed and presented to a customer for payment. The monthly Maintenance Service Fee to be paid by Licensee shall be adjusted bi-annually based on Licensee's highest Billable Message volume for any one month during the prior six-month period, multiplied by $.00075 per Billable Message. At the end of each six month period, Licensee shall provide EDS with the actual number of Billable Messages processed by Licensee during such period. Any overpayment or underpayment of the actual Maintenance Service Fee during any such six-month period will be reflected as an adjustment on the next monthly invoice payable by Licensee to EDS. During the Maintenance Service Term, Licensee shall provide EDS with such reports and information as EDS reasonably requests for the purpose of verifying the number of Billable Messages processed by Licensee, including but not limited to, a monthly rating summary report of all Billable Messages rated through Licensee's system."

3. Effective as of the date of the Agreement, Section 5.3 of the Agreement shall be deleted in its entirety. Furthermore, the parties acknowledge and agree that the waiver of the Upgrade Fee shall apply to Licensee's current use of the AS/400 equipment, Models E10, D35 and E50.

4. Effective as of the date of this Amendment, a new Section 1.11 is added to the Agreement as follows:

     "Licensee's Purchase Obligations. Licensee shall purchase its requirements for any upgrades, replacements and/or additional IBM AS/400 equipment through EDS. Upon notification from Licensee of its IBM equipment needs, EDS will use commercially reasonable efforts to cause IBM to provide such equipment to EDS on behalf of Licensee. Any IBM equipment purchased by EDS on behalf of Licensee will be offered to Licensee at a price equal to EDS' then current cost for such equipment, plus 10%."

5. Pursuant to Section 1.4(a), EDS and Licensee hereby acknowledge and agree that, in addition to operation by Licensee's employees, the Licensed Program shall be operated by EDS acting on behalf of Licensee.

6. The Agreement is hereby amended by deleting the Designated Equipment and Designated Location Sections of Schedule 1.1 and substituting therefor the Designated Equipment and Designated Located Sections set forth on Exhibit A attached to this
     Amendment.

     Except as expressly provided by this Amendment, the Agreement remains in full force and effect and except as expressly amended by this Agreement the Agreement remains unchanged.

     IN WITNESS WHEREOF, EDS and Licensee have executed and delivered this Amendment to be effective as of the date set forth above.

ELECTRONIC DATA SYSTEMS
CORPORATION


By: /s/ ROY A. FREDERICKSON
---------------------------
Regional Vice President


MATRIX TELECOM


By: /s/ CHARLES G. TAYLOR, JR.
------------------------------
General Partner








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